Exhibit 10.38

[English Summary]

Yida (Fujian) Tourism Group Limited Loan Agreement

Borrower/Party A: Yida (Fujian) Tourism Group Limited
Lender/Party B: Industrial and Commercial Bank of China Limited, Yongtai Branch

Amount of loan: RMB 70 million

Purpose of loan: Yunding Park tourism destination development and construction

Loan period: 7 years

Interest: 6.40% per annum

Repayment schedule:
Repayment date	Repayment amount (RMB million)	Repayment date	Repayment amount (RMB million)
4/15/2011	0.5	10/15/2014	2
7/15/2011	1	1/15/2015	6.5
10/15/2011	1	4/15/2015	2
1/15/2012	2.5	7/15/2015	2.5
4/15/2012	1	10/15/2015	2.5
7/15/2012	1.5	1/15/2016	7
10/15/2012	1.5	4/15/2016	2
1/15/2013	3	7/15/2016	2.5
4/15/2013	1.5	10/15/2016	2.5
7/15/2013	2	1/15/2017	8
10/15/2013	2	4/15/2017	1
1/15/2014	5.5	7/15/2017	1
4/15/2014	1.5	10/15/2017	1
7/15/2014	2	12/15/2017	3

Guaranty: Secured by credit guarantee of its subsidiary, Fujian Jintai Tourism Developments Co., Ltd., and the right to collect resort ticket sales at Yunding Park as additional collateral.

Jurisdiction:
Laws of China

Dispute:
If there is any dispute between the parties, either party can resolve the dispute by the courts of Fuzhou City.

Date of the Agreement:
Jan. 26, 2011